UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2013

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of PepsiCo, Inc. (the “Company”) authorized the adoption of a form of Annual Long-Term Incentive Award Agreement (“LTI Award Agreement”) for use in granting market stock units and long-term cash awards to certain senior executives. These awards will vest on the third anniversary of the grant date, subject to the recipient’s continued employment through such date and the level of performance attained with respect to the applicable performance metrics.

The above description of the form of LTI Award Agreement is qualified in its entirety by reference to the Form of Annual Long-Term Incentive Award Agreement, attached hereto as Exhibit 10.1, and the PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated March 12, 2010, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2010, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1     Form of Annual Long-Term Incentive Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: February 11, 2013	By:	/s/ Kelly Mahon Tullier
	Name:	Kelly Mahon Tullier
	Title:	Senior Vice President, Deputy General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1.	Form of Annual Long-Term Incentive Award Agreement